UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2021

FAST ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39462	85-1338207
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

109 Old Branchville Rd.

Ridgefield, CT 06877

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (201) 956-1969

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	FST.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	FST	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	FST WS	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 9, 2021, Fertitta Entertainment, Inc. (“FEI”), FAST Acquisition Corp. (the “Company”), FAST Merger Corp. (“SPAC Newco”), FAST Merger Sub Inc. (“Merger Sub”), and FAST Sponsor, LLC (“Sponsor”) entered into a Termination and Settlement Agreement (the “Settlement Agreement”), pursuant to which the parties agreed to mutually terminate the Merger Agreement as of December 9, 2021 and fully and finally resolved all disputes that have arisen between them relating to FEI’s purported termination of that certain Agreement and Plan of Merger, dated as of February 1, 2021 (as amended, the “Merger Agreement”) between the Company, FEI and the other parties thereto.

The Settlement Agreement mutually terminates the Merger Agreement as of December 9, 2021. By virtue of the termination of the Merger Agreement, the PIPE Subscription Agreements and all other Ancillary Agreements (as defined in the Merger Agreement) terminate in accordance with their terms.

The Settlement Agreement provides for both immediate and deferred payments from FEI to the Company. FEI will pay $6,000,000.00 to the Company within three business days and will further loan $1,000,000.00 to the Company within five business days. FEI will further pay to the Company either (i) $10,000,000.00 in the event that the Company consummates an initial business combination, or (ii) $26,000,000.00 if the Company does not consummate an initial business combination and determines to redeem its public shares and liquidate and dissolve.

The Settlement Agreement contains mutual releases by all parties, for all claims known and unknown, relating and arising out of, or relating to, among other things, the Merger Agreement and FEI’s purported termination notice dated December 1, 2021. The Agreement also contains a covenant not to sue and other customary terms.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Settlement Agreement, a copy of which is filed herewith and incorporated by reference herein and made a part hereof.

Item 1.02 Termination of a Material Definitive Agreement.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the termination of the Merger Agreement, the PIPE Subscription Agreements and all other Ancillary Agreements is incorporated by reference herein and made a part hereof.

Item 7.01 Regulation FD Disclosure.

On December 10, 2021, the Company issued a press release announcing that the Company and FEI had entered into the Settlement Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein and made a part hereof.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibit 99.1.

Item 8.01 Other Events.

As a result of the termination of the Merger Agreement, the Company canceled its special meeting of stockholders originally scheduled to be held at 9:00 a.m. Eastern time on December 14, 2021.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Termination and Settlement Agreement, dated December 9, 2021, between the Company, FEI and the other parties thereto.
99.1	Press release, dated December 10, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This report includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  You should not rely on these forward-looking statements as predictions of future events.  These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.  Most of these factors are outside the Company’s control and are difficult to predict.  Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAST ACQUISITION CORP.

	By:	/s/ Sandy Beall
Name: Sandy Beall
Title: Chief Executive Officer

Dated: December 10, 2021

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